                          JATO COMMUNICATIONS CORP.

                         AMENDED EMPLOYMENT AGREEMENT

                                     FOR

                              GERALD K. DINSMORE

     THIS AMENDED EMPLOYMENT AGREEMENT ("AGREEMENT") is entered into as of the 16th day of November, 1999 (the "EFFECTIVE DATE"), by and between GERALD
K. DINSMORE ("EXECUTIVE") and JATO COMMUNICATIONS CORP., a Delaware corporation (the "COMPANY").

     WHEREAS, the Company employed Executive as its President and Chief Operating Officer under an Employment Agreement dated as of August 31, 1999; and

     WHEREAS, Executive and the Company have agreed that Executive shall assume the responsibilities as Chief Executive Officer commencing November 16, 1999; and

     WHEREAS, Executive wishes to be employed by the Company and provide personal services to the Company in return for certain compensation and benefits;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

1.   EMPLOYMENT BY THE COMPANY.

     1.1 TERM. Subject to terms set forth herein, for a period of two (2) years commencing on the Effective Date, the Company agrees to employ Executive in the position of President and Chief Executive Officer and Executive hereby accepts such employment as of the Effective Date. Executive shall continue to serve as a member of the Company's Board of Directors. At the end of the initial two-year term, this Agreement shall automatically renew on a month-to-month basis unless either party gives thirty (30) days' prior written notice to the other party. During the term of his employment with the Company, Executive will devote his best efforts and substantially all of his business time and attention (except for vacation periods and reasonable periods of illness or other incapacities permitted by the Company's general employment policies) to the business of the Company.

     1.2 DUTIES. Executive shall serve in an executive capacity and shall perform such duties as are customarily associated with his then existing title(s), consistent with the Bylaws of the Company and as required by the Company's Board of Directors (the "BOARD").

     1.3 EMPLOYMENT RELATIONSHIP. The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.

2.   COMPENSATION.

     2.1 SALARY. Executive shall receive for services to be rendered hereunder an annualized base salary of $300,000, commencing December 3, 1999, payable on a semi-monthly basis, which will be reviewed annually at the discretion of the Compensation Committee of the Board of Directors. Executive's base salary shall be increased annually by an amount determined by the Board of Directors.

     2.2 BONUS. Executive will be eligible for a discretionary bonus of up to 100% of his base salary, in an amount to be determined solely by the Compensation Committee in its discretion, upon achieving targets established by the Board subject to the terms and conditions outlined in a Company bonus plan, which may be established and in effect from time to time. In addition, subject to Executive not terminating his employment with Jato, principal and interest on the Promissory Note dated this date will be forgiven in two installments of equal amount; the first installment upon the first anniversary of Executive's start date. Upon each such installment Jato will pay Executive a payment of $80,000 to cover taxes associated with note forgiveness. All principal and interest related to the Promissory Note will be forgiven and both tax-related payment will be paid upon the occurrence of an Acceleration Event as defined above.

     2.3 STOCK RIGHTS. Concurrently with the execution of this Agreement, Executive will be granted an option to purchase 800,000 shares of Common Stock of the Company on the terms set forth in the Stock Option Grant Notice attached hereto as EXHIBIT A (the "GRANT NOTICE"). Executive agrees to be bound by the terms of the Stockholders' Agreement dated April 16, 1999, attached hereto as EXHIBIT B with respect to any shares acquired upon exercise of such option.

     2.4 RELOCATION/COMMUTING EXPENSES. Jato will provide the following to support the expenses of Executive's relocation/commuting to Denver from Dallas (i) reimbursement of all out-of-pocket expenses associated with travel between Denver and Dallas for up to six months including up to 3 trips for family members; (ii) reimbursement of temporary housing expense for up to six months; (iii) reimbursement of closing costs, moving expenses, furnishings, and related expenses up to an aggregate maximum of $100,000; and (iv) reimbursement of travel expenses for up to two trips to and from Dallas each month.

     2.5 FUTURE OPTION GRANTS. Executive will be eligible to be granted options to purchase Common Stock of the Company commencing on the first anniversary of his employment, at times and in amounts to be determined in the sole discretion of the Compensation Committee of the Board.

     2.6 STANDARD COMPANY BENEFITS. Executive shall be entitled to all rights and benefits for which he is eligible under the terms and conditions of the standard Company benefits and compensation practices which may be in effect from time to time and provided by the Company to its employees in comparable positions.

3.   PROPRIETARY INFORMATION OBLIGATIONS.

     3.1 AGREEMENT. Executive agrees to be bound by the terms of the executed Non-competition, Proprietary Information and Inventions Agreement attached hereto as EXHIBIT C.

     3.2 REMEDIES. Executive's duties under the Proprietary Information and Inventions Agreement shall survive termination of his employment with the Company. Executive acknowledges that a remedy at law for any breach or threatened breach by him of the provisions of the Non-competition Proprietary Information and Inventions Agreement would be inadequate, and he therefore agrees that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

4. OUTSIDE ACTIVITIES. Except with the prior written consent of the Company's Board, Executive will not, during the term of this Agreement, undertake or engage in any other employment, occupation or business enterprise, other than those in which Executive is a passive investor. Executive may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of his duties hereunder.

5.   TERMINATION OF EMPLOYMENT.

     (a) Either the Executive or the Company may terminate the employment relationship at any time for any reason whatsoever, with thirty (30) days' prior written notice by the Company and with thirty (30) days' prior written notice by the Executive with or without Cause (as defined below) or advance notice. This at-will employment relationship cannot be changed except in a writing approved by the Board. If the Company terminates Executive's employment without Cause at any time, Executive will receive as severance:
(i) twelve (12) months of base salary, less payroll deductions and required withholdings, payable in accordance with the standard pay schedule of the Company, and (ii) a lump sum payment of that portion of the bonus Executive is entitled to for the calendar year pro-rated based upon the number of full months Executive was employed during such year in exchange for the execution of a release of all claims against the Company. If Executive resigns or if Executive's employment is terminated for cause, all compensation and benefits will cease immediately, and Executive will receive no severance benefits.

For purpose of this Agreement, "CAUSE" shall mean misconduct, including: (i) conviction of any felony or any crime involving moral turpitude or dishonesty; (ii) participation in a fraud or act of dishonesty against the Company; (iii) willful breach of the Company's policies; (iv) intentional damage to the Company's property; (v) material breach of this Agreement or Executive's Proprietary Information and Inventions Agreement; (vi) a failure or refusal in a material respect of Executive to follow the reasonable policies or directions of the Company as specified by the Board of Directors after being provided with notice of such failure and an opportunity to cure; or (vii) failure to carry out the duties of the Executive's position after being provided with notice of such failure and an opportunity to cure within seven (7) days of receipt of such notice. Physical or mental disability shall not constitute "Cause."

     (b) In the event of death, the Company shall pay to Executive any earned but unpaid salary at the time of death and, at the time such amount would otherwise have been due, a pro rata portion of a discretionary bonus, if any, which may otherwise have been paid to Executive pursuant to Section
2.3 hereof with respect to the annual period in which the death occurs. Furthermore, Executive shall vest in 50% of any unvested stock options as of the date of death and the Company shall waive its repurchase rights with respect to 50% of any unvested shares as of the date of death; PROVIDED, HOWEVER, that Executive's estate, administrator or distributor shall become a party to, and be subject to the provisions of, the Stockholders' Agreement.

6.   GENERAL PROVISIONS.

     6.1 NOTICES. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by telex) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at his address as listed on the Company's then current payroll records.

     6.2 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

     6.3 WAIVER. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

     6.4 COMPLETE AGREEMENT. This Agreement and exhibits hereto constitute the entire agreement between Executive and the Company and it is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in a writing signed by an officer of the Company.

     6.5 COUNTERPARTS. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

     6.6 HEADINGS. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

     6.7 SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company, which shall not be withheld unreasonably.

     6.8 ATTORNEY FEES. If either party hereto brings any action to enforce his or its rights hereunder, the prevailing party in any such action shall be entitled to recover his or its reasonable attorneys' fees and costs incurred in connection with such action.

     6.9 CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of Colorado.

     6.10 SURVIVAL. The following provisions of this Agreement shall survive the termination of Executive's employment and the assignment of this Agreement by the Company to any successor in interest or other assignee:
Section 2 and Section 5.

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                                       5

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                   JATO COMMUNICATIONS CORP.


                                   By:  /s/ William D. Myers
                                      ---------------------------------------
                                        William D. Myers
                                        Vice President, Finance and Chief
                                        Financial Officer



                                   By:  /s/ Gerald K. Dinsmore
                                      ---------------------------------------
                                        Gerald K. Dinsmore

                                  EXHIBIT A

                          STOCK OPTION GRANT NOTICE

                          JATO COMMUNICATIONS CORP.
                          STOCK OPTION GRANT NOTICE
                         (1998 EQUITY INCENTIVE PLAN)

JATO COMMUNICATIONS CORP. (the "Company"), pursuant to its 1998 Equity Incentive Plan (the "Plan"), hereby grants to Optionee an option to purchase the number of shares of the Company's common stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in Attachments I, II, and III, which are incorporated herein in their entirety.

Optionee:                               Gerald K. Dinsmore
Date of Grant:                          December 3, 1999
Vesting Commencement Date:              December 3, 1999
Shares Subject to Option:               800,000
Exercise Price Per Share:               $2.57
Expiration Date:                        December 2, 2009
                                   /X/  Nonstatutory Stock Option
                                   /X/  Early Exercise Permitted


VESTING SCHEDULE:             25% vested on the one year anniversary of the
                              Vesting Commencement Date; 1/48th vests on each monthly anniversary thereafter.

PAYMENT:  Any combination of the following:  by cash or check

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: The undersigned Optionee acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Optionee further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionee and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionee under the Plan, and (ii) the following agreements only:

     OTHER AGREEMENTS:
                                       ---------------------------------------

                                       ---------------------------------------

                                       ---------------------------------------


JATO COMMUNICATIONS CORP.                    OPTIONEE:

By:
   ----------------------------------        ---------------------------------
                                             Signature

Title:
      -------------------------------

Date:
     --------------------------------        ---------------------------------
                                             Date

Attachment I:       Stock Option Agreement

Attachment II:      1998 Equity Incentive Plan
Attachment III:     Notice of Exercise

                          JATO COMMUNICATIONS CORP.
                            STOCK OPTION AGREEMENT

     Pursuant to the Grant Notice and this Stock Option Agreement, JATO Communications Corp. (the "Company") has granted you an option to purchase the number of shares of the Company's common stock ("Common Stock") indicated in the Grant Notice at the exercise price indicated in the Grant Notice.

     Your option is granted in connection with and in furtherance of the Company's compensatory benefit plan for the Company's employees (including officers), directors or consultants, and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). Defined terms not explicitly defined in this Stock Option Agreement but defined in the 1998 Equity Incentive Plan (the "Plan") shall have the same definitions as in the Plan.

     The details of your option are as follows:

     1. VESTING. Subject to the limitations contained herein, your option will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

     2. METHOD OF PAYMENT. Payment of the exercise price by cash or check is due in full upon exercise of all or any part of your option, provided that you may elect, to the extent permitted by applicable law and the Grant Notice, to make payment of the exercise price under one of the following alternatives:

          (a) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds; and

          (b) Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise.

     3. EXERCISE PRIOR TO VESTING. If permitted in the Grant Notice, and subject to the provisions of your option contained herein, you may elect, at any time that is BOTH (i) during your Continuous Service and (ii) during your option's term, to exercise all or part of your option, including the nonvested portion of your option; PROVIDED, HOWEVER, that:

          (a) a partial exercise of your option shall be deemed to cover first vested shares and then the earliest vesting installment of unvested shares;

          (b) any shares so purchased from installments which have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company's form of Early Exercise Stock Purchase Agreement;

          (c) you shall enter into the Company's form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

          (d) your option shall not be exercisable with respect to any unvested installment to the extent such exercise would cause the aggregate fair market value of any shares subject to incentive stock options granted you by the Company (valued as of their grant date) which would become exercisable for the first time during any calendar year to exceed $100,000.

     4.   WHOLE SHARES.  Your option may only be exercised for whole shares.

     5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, your option may not be exercised unless the shares issuable upon exercise of your option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

     6. TERM. The term of your option commences on the date of grant and expires upon the earliest of:

             (i)    the Expiration Date indicated in the Grant Notice;

             (ii)   the tenth (10th) anniversary of the Date of Grant;

             (iii) twelve (12) months after your death, if you die during, or within three (3) months after the termination of your Continuous Service; or

             (iv) twelve (12) months after the termination of your Continuous Service due to disability; or

             (v) three (3) months after the termination of your Continuous Service for any other reason, provided that if: (a) during any part of such three (3) month period the option is not exercisable solely because of the condition set forth in paragraph 5 (Securities Law Compliance), in which event the option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of Continuous Service, and (b) exercise of the option within three (3) months after termination of your Continuous Service would result in liability under section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), the option will expire on the earliest of (i) the Expiration Date, (ii) the tenth (10th) day after the last date upon which exercise would result in such liability or (iii) six
                    (6) months and ten (10) days after the termination of your Continuous Service.

          To obtain the federal income tax advantages associated with an "incentive stock option," the Code requires that at all times beginning on the date of grant of the option and ending on the day three (3) months before the date of the option's exercise, you must be an employee of the Company or an Affiliate of the Company, except in the event of your death or permanent and total disability. The Company has provided for continued vesting or extended exercisability of your option under certain circumstances for your benefit, but cannot guarantee that your option will necessarily be treated as an "incentive stock option" if you provide services to the Company or an Affiliate of the Company as a consultant or if you exercise your option more than three (3) months after the date your employment with the Company terminates.

     7.   EXERCISE.

          (a) You may exercise the vested portion of your option during its term (and the unvested portion of your option if the Grant Notice so permits) by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

          (b)  By exercising your option you agree that:

               (i) as a condition to any exercise of your option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise;

               (ii) you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of an incentive stock option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option; and

               (iii) the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Act, require that you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Act. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your Common Stock until the end of such period.

                     the shares of Common Stock issued upon the exercise shall be subject to the terms of a Stockholders Agreement, which you agree to execute and be bound by in connection with your exercise.

     8. TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

     9. RIGHT OF FIRST REFUSAL. Before any shares of Common Stock (the "Shares") issued upon exercise of an option to you or any transferee (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company shall have an assignable right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 9 (the "Right of First Refusal").

          (a) NOTICE OF PROPOSED TRANSFER. The Holder of the Shares shall deliver to the Company a written notice (the "Notice") stating: (i) the Holder's bona fide intention to sell or otherwise transfer the Shares; (ii) the name of each proposed purchaser or other transferee (the "Proposed Transferee"); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposed to transfer the Shares (the "Offered Price"); and the Holder shall offer to sell the Shares at the Offered Price to the Company.

          (b)  EXERCISE OF RIGHT OF FIRST REFUSAL.  At any time within thirty
(30) days after receipt of the Notice, the Company or its assignee may, by giving written notice to the Holder, elect to purchase all (but not less than all) of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the Offered Price.

          (c) PAYMENT. Payment of the purchase price shall be made, at the option of the Company or its assignee, either (i) in cash (by check) or (ii) in the manner and at the time(s) set forth in the Notice.

          (d) HOLDER'S RIGHT TO TRANSFER. If all the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee as provided in this Section 9, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, PROVIDED, THAT, such sale or other transfer is consummated within one hundred twenty (120) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company shall again be offered the Right of First Refusal, before any Shares held by the Holder may be sold or otherwise transferred.

          (e) EXCEPTION FOR CERTAIN FAMILY TRANSFERS. Anything to the contrary contained in this Section 9 notwithstanding, the transfer of any or all of the Shares during the Optionee's lifetime or on the Optionee's death by will or intestacy to Optionee's immediate family or to a trust for the benefit of Optionee or Optionee's immediate family shall be exempt from the provisions of this Section 9; PROVIDED THAT, as a condition to receiving the Shares, the transferee or other recipient shall agree in writing to receive and hold the Shares so transferred subject to the provisions of the Plan, and to transfer such Shares no further except in accordance with the terms of the Plan. As used herein, "immediate family" shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister.

          (f) TERMINATION OF RIGHT OF FIRST REFUSAL. The Right of First Refusal shall terminate as to any Shares upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (other than a registration statement solely covering an employee benefit plan or corporate reorganization).

     10. OPTION NOT A SERVICE CONTRACT. Your option is not an employment contract and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In addition, nothing in your option shall obligate the Company, or any Affiliate of the Company, or their respective stockholders, Board of Directors, officers or employees to continue any relationship which you might have as a Director or Consultant for the Company.

     11. NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

     12. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, including without limitation the provisions of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

                          JATO COMMUNICATIONS CORP.
                              NOTICE OF EXERCISE
                          1998 EQUITY INCENTIVE PLAN



JATO Communications Corp.                         Date of Exercise:____________
1099 18th Street
Suite 700
Denver, CO  80202



Ladies and Gentlemen:

     This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option (check one):        Incentive / /  Nonstatutory   /X/

     Stock option dated:                [DECEMBER     ], 1999
                                   ------------------------------

     Number of shares as to
     which option is exercised:
                                   ----------------------

     Certificates to be
     issued in name of:
                                   ----------------------

     Total exercise price:         $
                                   ----------------------

     Cash payment delivered
     herewith:                     $
                                   ----------------------

     By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Company's 1998 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of the Option, and (iii) to the extent the Option is an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this Option that occurs within two (2) years after the date of grant of the Option OR within one (1) year after such shares of Common Stock are issued upon exercise of the Option.

     I hereby make the following certifications and representations with respect to the number of shares of Common Stock (the "Shares"), which are being acquired by me for my own account upon exercise of the Option as set forth above:

     I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are deemed to constitute "restricted securities" under Rule 701 and Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

     I further acknowledge that I will not be able to resell the Shares for at least ninety (90) days after the stock of the Company becomes publicly traded (I.E., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

     I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company's Certificate of Incorporation, Bylaws and/or applicable securities laws.

     I further acknowledge that the Shares are subject to the Company's right of first refusal set forth in the Stock Option Agreement.

     I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell, dispose, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any shares of Common Stock or other securities of the Company held by me, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. I further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to my shares until the end of such period.

                              Very truly yours,



                              -----------------------------------
                              Gerald K. Dinsmore

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